Exhibit 10.6

DATED	6 August	2008

(1) HUTCHISON MEDIPHARMA HOLDINGS LIMITED

- and -

(2) HUTCHISON CHINA MEDITECH LIMITED

AGREEMENT

relating to the provision of Shares to satisfy

options

THIS AGREEMENT is made on	6 August	2008

BETWEEN

(1)                                 Hutchison MediPharma Holdings Limited (registered under company number 203391 ), of P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Company”); and

(2)                                 Hutchison China MediTech Limited of P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“HCML”).

BACKGROUND:

(1)                                 On 6 August 2008, HCML as sole shareholder of the Company, adopted the Hutchison MediPharma Holdings Limited share option scheme (“Scheme”). Pursuant to the provisions of the Scheme, Options (“Transfer Options”) may be granted by the Company to acquire ordinary shares in the Company (“Shares”) which can only be satisfied by a transfer of existing Shares and not by an issue of new Shares.

(2)                                 HCML currently holds 30,000,000 Shares, being the entire share capital of the Company, and has agreed to transfer Shares on the exercise of the Specified Transfer Options (as defined below) pursuant to the Rules subject to receipt of the Exercise Price in each case and terms and conditions of this Agreement.

NOW IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               In this Agreement the following expressions have the following meanings (unless the context requires otherwise):

“Board” means the board of directors of the Company;

“NICs” means national insurance contributions (including employer’s national insurance contributions;

“Participant” means an Eligible Person to whom a Transfer Option has been granted which has not lapsed;

“Rules” means the rules of the Scheme (as amended from time to time);

“Shares” means ordinary shares in the capital of the Company for the time being.

“Specified Transfer Options” means the Transfer Options granted by the Company under the Scheme and in respect of which a notice and a copy of the relevant grant documentation shall have been given to HMCL pursuant to clause 4.1;

1.2                               Unless otherwise defined in this Agreement, terms defined in the Rules shall have the same meaning herein.

1.3                               In this Agreement, unless the context requires otherwise:

1.3.1                     reference to the singular includes the plural (and vice versa), references to any gender include all genders and reference to a persons includes bodies corporate, unincorporated associations and partnerships (whether or not any of them have a separate legal personality); and

1.3.2                     references to a clause are to a clause of this Agreement.

1.4                               The contents list and headings in this Agreement are inserted for ease of reference only and do not affect the construction or interpretation of this Agreement.

2.                                      AGREEMENT TO TRANSFER SHARES

2.1                               Subject to clause 2.2., HCML agrees that upon exercise of any Specified Transfer Options or any of them by a Participant in accordance with the Rules, it shall transfer or procure the transfer to the Participant the number of Shares in respect of which the Participant has exercised a Specified Transfer Option, subject to receipt of the aggregate Exercise Price payable on such exercise.

2.2                               Where there arises on exercise of any Specified Transfer Option, a liability to income tax payable under PAYE or to NICs for which the Company or any Member of the Group or HCML is accountable, then in accordance with the Rules HCML shall withhold and sell such number of Shares to which the Participant is beneficially entitled on exercise of such Specified Transfer Option as will, in the reasonable opinion of HCML, on sale raise an amount (net of any tax and expenses payable on such sale) equal to the amount of such income tax and NICs and shall account to the Company for such amount, unless, at the time of exercise, the Participant has entered into other arrangements with the Company or his relevant employer for the payment to the Company or his relevant employer of the amount of such income tax and NICs.

3.                                      LIMIT OF OBLIGATIONS

Subject to clause 6, the maximum number of Shares which HCML shall be obliged to transfer or procure to transfer pursuant to this Agreement shall be 6,000,000 Shares.

4.                                      COMPANY’S OBLIGATIONS

The Company shall, as soon as reasonably practicable:

4.1                               notify HMCL when any Transfer Options have been granted by the Company under the Scheme and deliver a copy of the relevant grant documentation containing the details of the Transfer Option containing ,inter alia, the name of the Option Holder, the number of Shares granted and the Exercise price;

4.2                               notify HCML when any Specified Transfer Option becomes exercisable in accordance with the Rules; and

4.3                               notify HCML of the valid exercise in accordance with the Rules of a Specified Transfer Option.

5.                                      EFFECT OF EXERCISE OF SPECIFIED TRANSFER OPTIONS

Subject to clause 2.2, within 28 days of receipt from the Company of notification that a Specified Transfer Option has been validly exercised, HCML shall transfer or procure the transfer to the Participant the number of Shares in respect of which his Specified Transfer Option has been validly exercised.

6.                                      VARIATION OF SHARE CAPITAL

In the event of any alteration in the capital structure of the Company by way of capitalisation of profits or reserves, rights issue of Shares, consolidation or subdivision of Shares or reduction of the share capital of the Company in accordance with applicable laws and regulatory requirements (other than an issue of any share capital in satisfaction of a dividend in accordance with applicable laws or an issue of Shares as consideration in respect of a transaction to which the Company is a party):

6.1                               the Company shall make such corresponding adjustments (if any) to the number or the Exercise Price of the Shares in respect of which outstanding Specified Transfer Options have been granted as the Board and HCML shall agree to be appropriate and this Agreement shall be construed as if it referred to such Specified Transfer Options as adjusted; and

6.2                               the maximum number of Shares which HCML shall be obliged to transfer on exercise of such Specified Transfer Options as specified in clause 3 shall be adjusted accordingly.

7.                                      ALTERATIONS TO RULES

No alteration shall be made to the Rules (including its replacement by another arrangement the terms of which are more beneficial or advantageous for Participants than the terms of the Scheme) and which affects the Specified Transfer Options without HCML’s agreement in writing.

8.                                      TERMINATION

9.                                      Not withstanding anything contained herein to the contrary, HCML may unilaterally by notice in writing to the Company terminate this Agreement in the event that HCML shall cease to be the sole shareholder of the Company provided that termination of this Agreement pursuant to this Clause shall not affect HCML’s obligation to transfer or procure the transfer of Shares in respect of the Specified Transfer Options notified by the Company in accordance with clause 4.1 prior to such termination.

10.                               GENERAL

10.1                        No variation to the terms of this Agreement shall be effective unless agreed in writing by the parties.

10.2                        Any notice or communication to be given by one party to the other must be in writing and may be given:

10.2.1              by personal delivery or by sending the same by ordinary post to its last known address and where a notice or communication is sent by post it shall be deemed to have been received 72 hours after having been put into the post properly addressed and stamped; or

10.2.2              by electronic communication to HCML’s usual business address or to such other email address for the time being notified for that purpose to the Company.

11.                               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of England and Wales and the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and accordingly any proceedings, suit or action arising out of this Agreement shall be brought in such courts.

12.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

Signed by to be completed	)
for and on behalf of Hutchison China	)
MediTech Limited in the presence of a	)
witness:	)	Signature	/s/ Simon To

		Name (block capitals)	to be completed
Director

Witness signature

Witness name
(block capitals)

Signed by to be completed	)	Signature	/s/ Christian Hogg
for and on behalf of Hutchison MediPharma
Holdings Limited in the presence of a witness:	)	Name (block capitals)	to be completed
	)		Director

Witness signature

Witness name
(block capitals)